Exhibit 99.1

Quantum-Si Reports Fourth Quarter and Full Year 2023 Financial Results
Finalizing Commercial Readiness for Expected Full Commercial Launch by the End of Q1 2024
Releases Full Year 2024 Financial Guidance

BRANFORD, Conn. -- (BUSINESS WIRE) – Feb. 29, 2024 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing CompanyTM, today announced financial results for the fourth quarter and full year ended December 31, 2023.

Press Release Highlights
●	Recorded revenue of $400,000 in the fourth quarter of 2023 as the Company continued its previously communicated controlled commercial launch of its Platinum® instrument
●	Finalizing commercial readiness for expected full commercial launch by the end of Q1 2024
●	Launched version 2 of its sequencing kit in early February 2024 and has begun shipping to customers
●	Announced the Company’s third international distribution partner, TOMY Digital Biology Co. Ltd., based in Japan
●	Announced the planned release of a version 3 of its sequencing kit by the end of Q3 2024
●	Provides full year 2024 financial guidance

“We made great progress in the fourth quarter of 2023 and are seeing the early results of that work now, including the launch of our version 2 sequencing kit in early February 2024, significant progress on scaling up our commercial resources, and the addition of our third distributor to our international network”, said Jeff Hawkins, President and Chief Executive Officer of Quantum-Si.  “We are pleased with our ability to launch the version 2 sequencing kit well within the previously provided timeline.  We are excited about the acceleration we are seeing in our R&D pipeline and believe we are in a strong position to deliver a steady cadence of product enhancements and new capabilities to the market in 2024 and beyond.  A version 3 of our sequencing kit is under development now and we expect to deliver it to the market by the end of Q3 2024.  We are also making solid progress across library prep and instrument development programs that we believe will fuel the future growth of the Company for years to come.”

Hawkins continued, “With all the progress that we have made over the last year, coupled with finalizing our commercialization readiness, I am pleased to announce that we expect to commence our full commercial launch of our Platinum® instrument by the end of Q1 2024.  We have also released full year 2024 financial guidance.”

Fourth Quarter 2023 and Full Year 2023 Financial Results
During the fourth quarter of 2023, the Company continued its controlled commercial launch of its Platinum instrument, recording revenue of $400,000.  Gross profit was $178,000 and gross margin was 45%. For the full year ended December 31, 2023, the Company recorded revenue of $1.1 million, gross profit of $488,000, and gross margin of 45%.  The periodic gross margin rate is expected to be variable in the near term as the Company works through the initial stages of commercialization as well as the timing and mix of product sales between instruments and consumable kits.

Total operating expenses were $28.1 million in the fourth quarter of 2023, compared to $38.8 million for the same period in the prior year, and $111.7 million for the full year ended December 31, 2023, compared to $123.8 million for the same period in the prior year. Adjusted total operating expenses were $26.3 million in the fourth quarter of 2023, compared to $25.3 million for the same period in the prior year, and adjusted total operating expenses for the full year ended December 31, 2023, were $98.9 million compared to $103.2 million for the same period in the prior year.  Overall adjusted operating expenses for 2023 compared to 2022 have decreased as the Company focused on deploying capital in an efficient manner to R&D projects while still building commercial capabilities.

Net loss was $22.0 million in the fourth quarter of 2023, compared to a net loss of $33.1 million in the same period of the prior year, and a net loss of $96.0 million for the full year ended December 31, 2023, compared to a net loss of $132.4 million for the same period in the prior year. Adjusted EBITDA was negative $25.1 million in the fourth quarter of 2023, compared to negative $24.5 million in the same period of the prior year, and negative $94.3 million for the full year ended December 31, 2023, compared to negative $100.6 million for the same period in the prior year.  A reconciliation of the non-GAAP financial measures, adjusted total operating expenses and adjusted EBITDA, is provided in a table included in this press release.

As of December 31, 2023, the Company’s cash and cash equivalents and investments in marketable securities were $257.7 million.

2024 Financial Guidance
For the full year 2024, the Company provided the following financial guidance:

Revenue	$3.7 - $4.2 million
Adjusted total operating expenses	Less than $103 million
Total cash usage	Less than $100 million

The Company also maintains the expectation that the balance in cash and cash equivalents and investments in marketable securities of $257.7 million as of December 31, 2023 will provide a runway into 2026.

Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its fourth quarter and full year 2023 financial results on Thursday, February 29, 2024, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register online to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.

About Quantum-Si Incorporated
Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at quantum-si.com or follow us on LinkedIn or X.

Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are total operating expenses and net loss. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding goodwill impairment, stock-based compensation and restructuring costs.  In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend income, unrealized and realized gains and losses on marketable securities, changes in fair value of warrant liabilities and other income or expense.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services, its anticipated cash runway and its financial guidance for the full year 2024. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized Platinum™ protein sequencing instrument and kits and the Company’s other products once commercialized; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company's products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s  most recent Annual Report on Form 10-K, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
Revenue
Product	$377	$-	$1,031	$-
Service	23	-	51	-
Total revenue	400	-	1,082	-

Cost of revenue	222	-	594	-

Gross profit	178	-	488	-
Operating expenses:
Research and development	16,437	18,157	67,025	72,062
Selling, general and administrative	11,624	11,203	44,634	42,296
Goodwill impairment	-	9,483	-	9,483
Total operating expenses	28,061	38,843	111,659	123,841
Loss from operations	(27,883)	(38,843)	(111,171)	(123,841)
Dividend income	2,262	2,013	9,536	5,301
Gain (loss) on marketable securities, net	3,774	2,180	5,587	(20,603)
Change in fair value of warrant liabilities	(197)	1,122	(278)	6,243
Other (expense) income, net	(4)	388	366	458
Loss before provision for income taxes	(22,048)	(33,140)	(95,960)	(132,442)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(22,048)	$(33,140)	$(95,960)	$(132,442)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.16)	$(0.24)	$(0.68)	$(0.95)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	141,575	139,849	141,300	139,255

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)
(Unaudited)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$133,860	$84,319
Marketable securities	123,876	266,990
Accounts receivable, net of allowance of $0 and $0, respectively	368	-
Inventory, net	3,945	-
Prepaid expenses and other current assets	4,261	6,873
Total current assets	266,310	358,182
Property and equipment, net	16,275	16,849
Internally developed software	532	-
Operating lease right-of-use assets	14,438	15,757
Other assets	695	697
Total assets	$298,250	$391,485
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,766	$3,903
Accrued expenses and other current liabilities	8,277	10,434
Current portion of operating lease liabilities	1,566	1,369
Total current liabilities	11,609	15,706
Warrant liabilities	1,274	996
Operating lease liabilities	13,737	16,077
Other long-term liabilities	11	-
Total liabilities	26,631	32,779

Stockholders' equity
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 121,832,417 and 120,006,757 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively.	12	12
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 19,937,500 shares issued and outstanding as of December 31, 2023 and December 31, 2022.	2	2
Additional paid-in capital	767,239	758,366
Accumulated deficit	(495,634)	(399,674)
Total stockholders' equity	271,619	358,706
Total liabilities and stockholders' equity	$298,250	$391,485

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
Net loss	$(22,048)	$(33,140)	$(95,960)	$(132,442)
Adjustments to reconcile to EBITDA:
Dividend income	(2,262)	(2,013)	(9,536)	(5,301)
Depreciation and amortization	1,093	795	4,156	2,584
EBITDA	(23,217)	(34,358)	(101,340)	(135,159)
Adjustments to reconcile to Adjusted EBITDA:
Goodwill impairment	-	9,483	-	9,483
(Gain) loss on marketable securities, net	(3,774)	(2,180)	(5,587)	20,603
Change in fair value of warrant liabilities	197	(1,122)	278	(6,243)
Other expense (income), net	4	(388)	(366)	(458)
Stock-based compensation	1,339	4,107	8,253	11,206
Restructuring costs	373	-	4,504	-
Adjusted EBITDA	$(25,078)	$(24,458)	$(94,258)	$(100,568)

	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
Total operating expenses	$28,061	$38,843	$111,659	$123,841
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(1,339)	(4,107)	(8,253)	(11,206)
Restructuring costs	(373)	-	(4,504)	-
Goodwill impairment	-	(9,483)	-	(9,483)
Adjusted total operating expenses	$26,349	$25,253	$98,902	$103,152

Investor Contact
Jeff Keyes, Chief Financial Officer
ir@quantum-si.com

Media Contact
Katherine Atkinson, SVP, Commercial Marketing
media@quantum-si.com

Source: Quantum-Si Incorporated